UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

The RealReal, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE REALREAL, INC.

55 Francisco Street
Suite 600
San Francisco, California 94133

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2020

The following Notice of Change of Location relates to the proxy statement of The RealReal, Inc., a Delaware corporation, dated April 29, 2020, furnished to the stockholders in connection with the solicitation of proxies by the board of directors for use at the 2020 annual meeting of stockholders to be held on June 16, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to the stockholders on or about June 5, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020

Due to the ongoing public health impact of the coronavirus pandemic (COVID-19) and continued restrictions on public interactions in California, The RealReal, Inc., a Delaware corporation (the “Company”) will not hold its 2020 annual meeting of stockholders (the “Annual Meeting”) in person and will instead be holding its Annual Meeting in a virtual format only.

NOTICE IS HEREBY GIVEN that the location of the Annual Meeting has been changed.  The Annual Meeting will be held on Tuesday, June 16, 2020 at 9:00 a.m. Pacific Time in a virtual meeting format only at www.virtualshareholdermeeting.com/real2020. There is no in-person meeting for you to attend.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on April 20, 2020, the record date.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/real2020. Such questions must be confined to matters properly before the Annual Meeting and of general company concern. We reserve the right to consolidate similar questions and/or respond to such questions after the Annual Meeting by posting responses on the investor relations page of our website at https://investor.therealreal.com.

You will also be able to vote your shares electronically at the Annual Meeting. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

The meeting will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online access will open at 8:45 a.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system.  We recommend that you carefully review the procedures needed to gain admission in advance.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page www.virtualshareholdermeeting.com/real2020.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By order of the board of directors,

/s/ Matt Gustke
Matt Gustke Chief Financial Officer
San Francisco, California – June 5, 2020

The Annual Meeting on June 16, 2020 at 9:00 a.m. Pacific Time will be accessible at www.virtualshareholdermeeting.com/real2020. The notice of the Annual Meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at www.proxyvote.com. These materials will also be available on the investor relations page of our website at https://investor.therealreal.com.

THE REALREAL ANNOUNCES 2020 ANNUAL MEETING WILL BE HELD VIRTUALLY

SAN FRANCISCO, June 5, 2020 -- The RealReal, Inc. (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, consigned luxury goods—announced that, due to the ongoing public health impact of the coronavirus pandemic (COVID-19) and continued restrictions on public interactions in California, the company will not hold its 2020 Annual Meeting of stockholders in person.

The Annual Meeting will be held on Tuesday, June 16, 2020, at 9:00 a.m. Pacific Time in a virtual format only at www.virtualshareholdermeeting.com/real2020. As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on April 20, 2020, the record date, are entitled to participate in the Annual Meeting. To participate, stockholders will need the 16-digit control number included in the proxy materials they received.

A notice regarding the change of location of the Annual Meeting is being filed with the Securities and Exchange Commission together with this press release. Additional information regarding the Annual Meeting, stockholder participation and voting is provided in the notice.

About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, consigned luxury goods. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have 150+ in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by hundreds of brands, from Gucci to Cartier, supporting the circular economy. We make consigning effortless with free in-home pickup, drop-off service and direct shipping for individual consignors and estates. At our stores in LA, NYC and San Francisco, customers can shop, consign, and meet with our experts. At our 10 Luxury Consignment Offices, three of which are in our retail stores, our expert staff provides free valuations.

Investor Relations Contact:

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact:
Erin Santy
Head of Communications
pr@therealreal.com